                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              TEXADA VENTURES INC.
             (Exact name of Registrant as specified in its charter)

NEVADA                                       98-0374224
------                                       ----------
(State  or  other  jurisdiction  of          (I.R.S.  Employer
incorporation  or  organization)             Identification  Number)

Texada  Ventures  Inc.
220  E.  12th  Street
North  Vancouver,  B.C.  Canada              V7L  2J6
-------------------------------              --------
(Name  and  address  of  principal           (Zip  Code)
executive  offices)

Registrant's  telephone  number,
 including area code:                        604-816-2555
                                             ------------

Approximate  date of commencement of proposed sale to the public:     As soon as
practicable  after  the  effective  date  of  this  Registration  Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                       |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                     |__|

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                        PROPOSED       PROPOSED
CLASS OF                             MAXIMUM        MAXIMUM
SECURITIES                           OFFERING       AGGREGATE       AMOUNT  OF
TO BE             AMOUNT TO BE       PRICE  PER     OFFERING        REGISTRATION
REGISTERED        REGISTERED         SHARE  (1)     PRICE  (2)      FEE (2)
--------------------------------------------------------------------------------
Common  Stock     6,000,000 shares   $0.03          $180,000.00     $16.56
--------------------------------------------------------------------------------
(1)  This  price  was  arbitrarily  determined  by  Texada  Ventures  Inc.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 944-7100
                          Agent for service of process

                   SUBJECT TO COMPLETION, Dated April 9, 2003



                                   PROSPECTUS


                              TEXADA VENTURES INC.
                                6,000,000 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. Texada Ventures Inc. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.03 per share.

--------------------------------------------------------------------------------


                                                     Proceeds to Selling
                                                     Shareholders Before
               Offering Price    Commissions         Expenses and Commissions

Per  Share     $0.03             Not  Applicable     $0.03

Total          $180,000          Not  Applicable     $180,000
--------------------------------------------------------------------------------


Our  common  stock is presently not traded on any market or securities exchange.



                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                                ----------------



                  The Date of This Prospectus Is: April 9, 2003

                                Table of Contents



                                                                         PAGE
                                                                         ----
Summary                                                                   4
Risk  Factors                                                             7
Risks Related To Our Financial Condition and Business Model
-----------------------------------------------------------
-  If  we  do  not  obtain  additional  financing, our
   business will fail                                                     7
-  Because  we  have  not  commenced business operations,
   we face a high risk of business  failure  due to our
   inability to predict the success of our business.                      7
-  Because  our sole executive officer does not have formal
   training specific to the  technicalities  of mineral
   exploration, there is a higher risk our business will  fail            7
-  Because  of  the  unique  difficulties  and uncertainties inherent in mineral exploration  and  the  mining business,
   we face a high risk of business failure                                8
-  Because  we  anticipate  our  operating  expenses
   will increase prior to our earning  revenues,  we
   may  never  achieve  profitability                                     8
-  Because  of the speculative nature of exploration of
   mining properties, there is  substantial risk that no
   commercially exploitable minerals will be found and
   this  business  will  fail                                             8
-  Because  of  the inherent dangers involved in
   mineral exploration, there is a risk  that  we  may
   incur liability or damages as we conduct our business                  8
-  Because  access to our mineral claims may be restricted
   by inclement weather, we  may  be  delayed  in  our
   exploration  and any future mining efforts                             9
-  Because  our president has only agreed to provide his
   services on a part-time basis,  he  may  not be
   able or willing to devote a sufficient amount of time to
   our  business  operations, causing our business to fail                9
-  Because  our  president,  Mr.  Marc  Branson, owns 50%
   of our outstanding common  stock and serves as our sole
   director, investors may find that corporate decisions
   influenced by Mr. Branson are inconsistent with the best
   interests of other  stockholders                                       9

Risks  Related  To  Legal  Uncertainty
--------------------------------------
-  As  we  undertake  exploration  of  our mineral claims,
   we will be subject to compliance  with government regulation that may increase the anticipated cost of our
   exploration  program                                                 10
-


Risks  Related  To  This  Offering
-----------------------------------
-  If a market for our common stock does not develop,
   shareholders may be unable to  sell  their  shares                    10
-  If  the  selling shareholders sell a large number of
   shares all at once or in blocks,  the  market  price
   of  our  shares  would  most likely decline                           10
Use  of  Proceeds                                                        11
Determination  of  Offering  Price                                       11
Dilution                                                                 11
Selling  Shareholders                                                    11
Plan  of  Distribution                                                   17
Legal  Proceedings                                                       18

Directors, Executive Officers, Promoters and Control Persons             18
Security Ownership of Certain Beneficial Owners and Management           20
Description  of  Securities                                              20
Interest  of  Named  Experts  and  Counsel                               23
Disclosure  of  Commission  Position  of  Indemnification
 for  Securities  Act Liabilities                                        23
Organization  Within  Last  Five  Years                                  23
Description  of  Business                                                24
Plan  of  Operations                                                     29
Description  of  Property                                                31
Certain  Relationships  and  Related  Transactions                       31
Market for Common Equity and Related Stockholder Matters                 31
Executive  Compensation                                                  34
Financial  Statements                                                    35

Changes  in  and  Disagreements  with  Accountants                       35
Available  Information                                                   35

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.

This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    Summary

Texada  Ventures  Inc.

Texada Ventures Inc. was incorporated on October 17, 2001, under the laws of the State of Nevada. We were formed in order to seek business opportunities in the mineral exploration area and since our incorporation have been engaged in the acquisition and exploration of mineral properties. On November 2, 2001, we acquired a 100% undivided interest in a group of mineral claims located in the Yukon Territory known as the Peek Claims. We acquired the Peek Claims from Glen MacDonald of Vancouver, British Columbia for a consideration of $2,500 US.

Our plan of operations is to conduct mineral exploration activities on the Peek Claims in order to assess whether these claims possess commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of lead, gold, and silver. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our mineral claims. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

In June, 2002 we contracted with Mr. W. Timmins, P.Eng., a consulting geologist to provide a geological report on the Peek Claims. The purpose of this report was to evaluate the area of the claim group and to recommend an exploration program. This review was based upon previous explorations performed on the Peek Claims including soil geochemical and electromagnetic surveys, geological mapping, bulldozer and blast trenching and underground drifting. Based upon this exploration history, the property is considered to represent a geological environment permissive to contain possible gold-silver occurrences.

In his report, Mr. Timmins has recommended a three phased exploration program. The first phase consisting of a geological review of prior work on the Peek Claims. The first phase was completed in the summer of 2002 at a cost of $5000. The second phase consisting of more detailed geophysical surveys utilizing new and more sensitive geophysical techniques to enhance the data that currently exists on the claims will focus specifically upon the presently known mineralized areas. The second phase is expected to be completed in the summer of 2003. Finally, Mr. Timmins recommends a Phase III drilling program consisting of 1200 meters (approximately 3000 feet) of diamond drilling if the results of Phase I and II warrant additional exploration. A Phase III drilling program will be dependent upon a number of factors such as the geologists' recommendations based upon previous phases and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of November 30, 2002, we had $104,000 in cash on hand and liabilities in the amount of $3,362. Accordingly, our working capital position as of November 30, 2002 was $100,638. Since our inception through November 30, 2002, we have incurred a net loss of $25,360. We attribute our net loss to having no revenues to offset our expenses from the acquisition and exploration of our mineral claims and the professional fees related to the creation and operation of our business. We have sufficient funds to take us through Phase II of our planned exploration program. However, our working capital may not be sufficient to enable us to perform further exploration phases beyond the second phase on the property, such as extensive drilling. Accordingly, we may require additional financing in the event that further exploration is needed.

Our  principal  offices  are  located  at 220 East 12th Street, Suite 201, North
Vancouver,  British Columbia V7L 2J6.  Our Phone number is (604) 816-2555.   Our
Facsimile  Number  is  604-904-9452.

The  Offering                 Securities Being Offered Up to 6,000,000 shares of
                              our  common  stock.

Offering  Price  and          The  offering  price  of the common stock is $0.03
Alternative Plan of           per  share.  We  intend  to  apply  to  the  NASD
Distribution                  over-the-counter  bulletin  board  to  allow  the
                              trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares      None.
To Be Sold in This Offering

Securities  Issued            12,000,000  shares  of our common stock are issued
And  to  be  Issued           and outstanding as of the date of this prospectus.
                              All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds               We  will not receive any proceeds from the sale of
                              the  common  stock  by  the  selling shareholders.

Summary  Financial  Information
-------------------------------

Balance  Sheet Data            November 30, 2002          November 30,  2001
                                   (audited)                (audited)

Cash                           $     104,002               $     3,556
Total  Assets                  $     104,002               $     3,556
Liabilities                    $       3,362               $     1,810
Total  Stockholders'  Equity   $     100,640               $     1,746

Statement of Loss and Deficit  November 30, 2002          November 30,  2001
                                   (audited)                (audited)

Revenue                        $         Nil               $       Nil
Net  Loss  for  the  Period    $     (21,106)              $    (4,254)

                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           Risks Related To Our Financial Condition and Business Model

If  we  do  not  obtain  additional  financing,  our  business  will  fail


Our current operating funds may only cover the second phase of our exploration program. In order for us to perform any further exploration or extensive testing we will need to obtain additional financing. As of November 30, 2002, we had cash in the amount of $104,002. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. While we have sufficient funds to carry out Phase II of the recommended exploration program on the Peek Claims, we may require additional financing if further exploration programs are necessary. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Peek Claims into commercial production. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for silver and gold and the costs of exploring for or mining these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because we have not commenced business operations, we face a high risk of business failure due to our inability to predict the success of our business.

We have just begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on October 17, 2001 and to date have been involved primarily in organizational activities, the acquisition of the mineral claims and obtaining a preliminary summary report on our mineral claims and completing a first phase of exploration consisting of geological review of prior work on the Peek Claims. We have not earned any revenues as of the date of this prospectus.

Because our sole executive officer does not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Mr. Marc Branson, our sole executive officer and director, does not have formal training as geologist and lacks the technical training and experience in managing an exploration company. Additionally, Mr. Branson has never managed any company involved in starting or operating a mine. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry. Our decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use.

Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our lack of experience in this industry.

Because of the unique difficulties and uncertainties inherent in mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mineral claims, there is substantial risk that no commercially exploitable minerals will be found and this business will fail

The search for valuable minerals as a business is extremely risky. Our mineral claims may not contain commercially exploitable deposits of gold and silver.
Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Because access to our mineral claims may be restricted by inclement weather, we may be delayed in our exploration and any future mining efforts

Access to the Peek mineral claim may be restricted through some of the year due to weather in the area. The property is in the Yukon Territory, an area which experiences subarctic temperatures during much of the year. During the winter months heavy snowfall and extreme low temperatures make it difficult if not impossible to undertake work programs. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. Generally speaking, the most efficient time for us to conduct our work programs will be during the May to October period. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Branson, our president, is also a member and officer of Moto Ergonomics Ltd., a consumer electronics company. Because we are in the early stages of our business, Mr. Branson devotes approximately five hours per week to Texada's affairs. If the demands of our business require the full business time of Mr.
Branson, he is prepared to adjust his timetable to devote more time to our business. However, Mr. Branson may not be able to devote sufficient time to the management of our business, as and when needed. It is possible that the demands of Mr. Branson's other interests will increase with the result that he would no longer be able to devote sufficient time to the management of our business. Competing demands on Mr. Branson's time may lead to a divergence between his interests and the interests of other shareholders.

Because our president, Mr. Marc Branson, owns 50% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Branson are inconsistent with the best interests of other stockholders.

Mr. Branson is our sole director and executive officer. He owns 50% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Branson may differ from the interests of the other stockholders. Factors which could cause the interests of Mr. Branson to differ from the interest of other stockholders include his ability to devote the time required run a mineral exploration company.

                       Risks Related To Legal Uncertainty

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to the Yukon Quartz Mining Act as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying our exploration program.


                         Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.


If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 6,000,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 50% of the common shares outstanding as of the date of this prospectus.

                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The $0.03 per share offering price of our common stock was arbitrarily chosen. However, the selection of this particular price was influenced by the last sales price from our most recent private offering of common stock which was $0.02 per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.


                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 6,000,000 shares of common stock offered through this prospectus. The selling shareholders acquired these shares from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 31, 2002;

The following table provides as of April 9, 2002 , information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  by  each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.     the  percentage  owned  by  each  upon  completion  of  the offering; and
5.     the identity of the beneficial holder of any entity that owns the shares.





--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling             Shares Owned Prior  holders    Of This     Of This
Stockholder                   To This Offering  Account    Offering    Offering
--------------------------------------------------------------------------------
Mark A. van der Horst
2930 West 20th Avenue
Vancouver, BC, Canada, V6L 1H6         595,000  595,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Robert McWhirter
5143 57A Street
Delta, BC, Canada, V4K 3G8             310,000  310,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Laura L. Balwin
818 Apex Avenue
North Vancouver, BC, Canada,
V7H 2R4                                125,000  125,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Andrew Nichols
#304 - 1209 Jervis Street
Vancouver, BC, Canada, V6E 2C9          75,000   75,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
David Valente
673 Beachview Drive
North Vancouver, BC, Canada,
V7G 1P8                                220,000  220,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Rebecca Kerfoot
Box 727
Quathiaski Cove, BC, Canada,
V0N 1P0                                150,000  150,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Ian A. Fraser
3056 West 2nd Avenue
Vancouver, BC, V6K 1K4                 150,000  150,000  NIL       NIL
------------------------------------  --------  -------  --------  --------




                                       12



-------------------------------

Table is continued from page 12
--------------------------------------------------------------------------------

                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling             Shares Owned Prior  holders    Of This     Of This
Stockholder                   To This Offering  Account    Offering    Offering
--------------------------------------------------------------------------------

Kevin Tuulos
3020 West 3rd Avenue, Suite B
Vancouver, BC, Canada, V6K 1N1         150,000  150,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Konstantine Tsakumis
3238 Vine Street
Vancouver, BC, Canada, V6L 3G6         100,000  100,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
John Boschert
2154 West 33rd Avenue
Vancouver, BC, Canada, V6M 1B9         100,000  100,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Blake MacDonald
301 - 1645 West 12th Avenue
Vancouver, BC, Canada, V6J 2E3         100,000  100,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Victor Bolton
Box 8000-500
Abbotsford, BC, Canada, V2S 6H1        130,000  130,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Eleni Tsakumis
3238 Vine Street
Vancouver, BC, Canada, V6L 3G6          85,000   85,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
S. Kaye Yardley
301 - 1645 West 12th Avenue
Vancouver, BC, Canada, V6J 2E3          85,000   85,000  NIL       NIL
------------------------------------  --------  -------  --------  --------




                                       13


-------------------------------
Table is continued from page 13
--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling             Shares Owned Prior  holders    Of This     Of This
Stockholder                   To This Offering  Account    Offering    Offering
--------------------------------------------------------------------------------
Tammy L. Preast
#1002 - 1450 Pennyfarthing Drive
Vancouver, BC, Canada, V6J 4X8          90,000   90,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Brian Tuulos
2544 Balaclava
Vancouver, BC, Canada, V6K 4E1          90,000   90,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Angela O'Neill
126 - 1185 Pacific Street
Coquitlam, BC, Canada, V3B 7Z2         125,000  125,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Len Baronit
Box 405,
141 - 6200 McKay Avenue
Burnaby, BC, Canada, V6H 4M9           210,000  210,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Randy Howarth
Box 639
Abbotsford, BC, Canada, V5S 6R7        210,000  210,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Rene Pahlke
117 - 332 Lonsdale Avenue
North Vancouver, BC, Canada, V7M 3M5   150,000  150,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Timothy S. Fraser
5245 Keith Road
West Vancouver, BC, Canada,
V7W 2M9                                215,000  215,000  NIL       NIL
------------------------------------  --------  -------  --------  --------

                                       14


-------------------------------
Table is continued from page 14
--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling             Shares Owned Prior  holders    Of This     Of This
Stockholder                   To This Offering  Account    Offering    Offering
--------------------------------------------------------------------------------
Robert G. Krause
420 - 625 Howe Street
Vancouver, BC, Canada, V6C 2T6         270,000  270,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Greg Knight
3865 Marine Drive
West Vancouver, BC, Canada,
V7V 1N3                                280,000  280,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
John Fraser
#406 - 283 Davie Street
Vancouver, BC, Canada, V6B 5T6          87,500   87,500  NIL       NIL
------------------------------------  --------  -------  --------  --------
Brandon MacDonald
301 - 1645 West 12th Avenue
Vancouver, BC, Canada, V6S 2R3          60,000   60,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Debbie Baronit
Box 405, 141 - 6200
McKay Avenue
Burnaby, BC, Canada, V6H 4M9           125,000  125,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Clayton Bolton
33226 Eastview Place
Abbotsford, BC, Canada, V2S 6W3        140,000  140,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
John Bassingthwaighte
3149 West 24th Avenue
Vancouver, BC, Canada, V6L 1R7         125,000  125,000  NIL       NIL
------------------------------------  --------  -------  --------  --------

                                       15

-------------------------------
Table is continued from page 15
--------------------------------------------------------------------------------
                                                Total
                                                Number
                                                Of Shares
                                                To Be       Total
                                                Offered     Shares
                                                For         To Be       Percent
                                                Selling   Owned Upon  Owned Upon
                                                Share-    Completion  Completion
Name Of Selling             Shares Owned Prior  holders    Of This     Of This
Stockholder                   To This Offering  Account    Offering    Offering
--------------------------------------------------------------------------------
Lee Underhill
1788 W. 13th Avenue, Suite 900
Vancouver, BC, Canada, V6J2H1          155,000  155,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Sandra Hendrickson
#106 - 8495 Jellicoe Street
Vancouver, BC, Canada, V5S2J4          130,000  130,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Charles S. Underhill
1788 W. 13th Avenue, Suite 900
Vancouver, BC, Canada, V6J2H1          150,000  150,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Ronald Gabriel
Suite 1505, 1188 Quebec Street
Vancouver, BC, Canada, V6A4B3          100,000  100,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Donna Gabriel
Suite 1505, 1188 Quebec Street
Vancouver, BC, Canada, V6A4B3           95,000   95,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Garret Gabriel
Suite 1505, 1188 Quebec Street
Vancouver, BC, Canada, V6A4B3           90,000   90,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Peter Hill
101 - 1075 Barclay Street
Vancouver, BC, Canada, V6E1G5          135,000  135,000  NIL       NIL
------------------------------------  --------  -------  --------  --------
Simon Davis
4636 Eastridge Road
North Vancouver, BC, Canada,
V7G 1K4                                592,500  592,500  NIL       NIL
------------------------------------  --------  -------  --------  --------

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 12,000,000 shares of common stock outstanding on April 9, 2003.

None  of  the  selling  shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

     (2)  has  ever  been  one  of  our  officers  or  directors.


                              Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.   In  privately  negotiated  transactions;
     3.   Through  the  writing  of  options  on  the  common  stock;
     4.   In  short  sales;  or
     5.   In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.03 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

     1.   The  market  price of our common stock prevailing at the time of sale;
     2.   A  price  related to such prevailing market price of our common stock;
          or
     3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


          Directors, Executive Officers, Promoters And Control Persons


The following is information regarding our sole executive officer and director and his age as of April 9, 2003:

Director:

Name  of  Director          Age
----------------------      -----
Marc  Branson               27

Executive  Officer:

Name  of  Officer           Age      Office
--------------------        -----    -------
Marc  Branson               27       President, Treasurer and Secretary

Set forth below is a brief description of the background and business experience of our sole executive officer and director.

Mr. Marc Branson has been our president, secretary and treasurer and our sole member of our board of directors since the company's inception.

From June 2001 to January 2002, Mr. Branson was a private consultant performing management, and corporate development activities for Coastal Communications Corp., a full-service financial consulting firm, and in his capacity has had the opportunity to work closely with management and assist in the development of a wide variety of business opportunities. Mr. Branson has also gained extensive knowledge and experience of company affairs through numerous previous management and consulting positions. From September 2001 to August 2002 worked for Gale Capital Corp, a full service financial consulting firm. Mr. Branson provided various management and corporate development services to the company as a private consultant. From August 2002 to present, Mr. Branson has been working for Moto Ergonomics Ltd. which is engaged in the Distribution and Marketing of Consumer Electronics to North America. Mr. Branson is currently the VP of
Corporate Development, and as such is responsible in part or wholly for overseeing corporate finance, strategic planning, and product development.

Mr. Branson holds a degree in Business Administration from the Open Learning University of British Columbia, which he obtained in March 2001, a Business
Diploma from Capilano College and in addition has completed the Canadian Securities Course.

Mr. Branson, does not have formal training as geologist or in the technical or managerial aspects of management of a mineral exploration company. Accordingly, we will have to rely on the technical services of others trained in appropriate areas.

We presently do not pay our sole director and officer any salary or consulting fee. We anticipate that compensation may be paid to officers in the event that we determine to proceed with additional exploration programs beyond the second phase program.

We conduct our business through verbal agreements with consultants and arms-length third parties. Current arrangements in place include the following. Our verbal agreement with our geologist includes his reviewing all of the results from the exploratory work performed upon the site and making recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologists performing similar consulting services. Additionally, we have a verbal agreement with our outside auditors to  perform  requested accounting functions at their normal and customary rates.

Term  of  Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We  have  no  significant  employees  other  than  Marc  Branson.

         Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 9, 2003 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) named executive officers and (iv) officers and directors as a group. At this time, only one shareholder falls within these categories, Mr. Marc Branson, Director, President, Secretary and Treasurer. The shareholders listed possess sole voting and investment power with respect to the shares shown.



-------------------------------------------------------------------------------------
                  Name and address           Number of Shares        Percentage of
Title of class    of beneficial owner        of Common Stock         Common Stock (1)
-------------------------------------------------------------------------------------
Common Stock       Marc Branson                   6,000,000 shares      50%
                   Director, President,
                   Secretary
                   and Treasurer
                   220 - 12th Street No. 201
                   North Vancouver, British Columbia
                   V7L 2J6


Common Stock       All Officers and Directors     6,000,000 shares      50%
                   as a Group (one person)
-------------------------------------------------------------------------------------




(1) The percent of class is based on 12,000,000 shares of common stock issued and outstanding as of April 9, 2003 .

The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.


                            Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of April 9, 2003, there were 12,000,000 shares of our common stock issued and outstanding that were held by thirty seven
(37)  stockholders  of record. We have not issued any shares of preferred stock.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred  Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

     (a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

     (b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

     (c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

     (d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

     (e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

     (f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

     (g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane O'Neill Taylor, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company have presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

      Disclosure of Commission Position Of Indemnification For Securities Act
                                   Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on October 17, 2001 under the laws of the state of Nevada. On November 2, 2001, we acquired a 100% undivided interest in a group of mineral claims located in the Yukon Territory known as the Peek Claims.

Mr. Marc Branson, our president, secretary and treasurer and a director, has been our sole promoter since our inception. Other than the purchase of his stock, Mr. Branson has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. Branson acquired
6,000,000 shares of our common stock at a price of $0.001 US per share on November 1, 2001. Mr. Branson paid a total purchase price of $6,000 for these shares.

                             Description of Business

In  General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We have acquired a 100% undivided interest in a group of mineral claims located in the Wheaton River District in the Yukon Territory that we refer to as the Peek Claims. Although exploratory work on the claims conducted by prior owners has indicated some potential showings of mineralization, we are uncertain as to the reliability of these prior exploration results and thus we are uncertain as to whether a commercially viable mineral deposit exists on our mineral claims. Further exploration of these mineral claims is required before a final determination as to their viability can be made.

Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of silver and gold. We will not be able to determine whether or not our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Acquisition  of  the  Peek  Mineral  Claims

We have purchased a 100% interest in eight mineral claims known as the Peek Claims, located in Canada's Yukon Territory. We acquired the Peek Claims from Glen MacDonald of Vancouver, British Columbia by an agreement dated November 2, 2001 for a consideration of $2,500 US.

The property has been progressively explored since 1983 with work to date including road construction, bulldozer trenching, grid controlled geophysical, geochemical, and geological surveying and prospecting.

Location  Infrastructure  and  Access

The Peek claims cover a broad northwest trending ridge south of Pugh Peak (referred to locally as "Gold Hill"), extending from the Wheaton River to Hodnett Lakes. The property lies 40 km south of Whitehorse, Yukon Territory capital city, at geographical coordinates 60 16'N latitude, 135 06'W longitude.

Whitehorse is a modern city of 25,000 population with most services available for conducting mineral exploration. Daily schedule flights link the city with Vancouver, British Columbia, Edmonton, Alberta and Fairbanks, Alaska.

The claims are accessible via an all-weather gravel and paved government maintained road system which includes a tidewater port road link to Skagway, Alaska. The claims are linked by a secondary road with the Mt. Skukum gold mill approximately 20 kilometres away.

The Alaska and Klondike Highways, and the Wheaton River-Mount Skukum all-season gravel road provide access to the area. A four-wheel drive road follows Thompson Creek from the Wheaton Road to the property. Presently access to the claims is on foot, by all terrane vehicles(ATV) or by helicopter because the road is closed by a slide.

Physiography,  Climate  and  Vegetation

The Wheaton River district lies in the Boundary Ranges of the Coast Mountains, a rolling uplands area featuring prominent peaks and steep-walled stream and river valleys. Glacial action has modified major river valleys to deep U-shaped drainages with terrace and outwash deposits. Topographically, the area becomes progressively more severe to the southwest, culminating in 2,500 m mountains and ice fields at the headwaters of the Wheaton and Watson Rivers.

A maximum elevation of 1,850 metres is reached on the Peek claims while the lowest lying feature nearby is Wheaton River at 884 metres. The claims cover a barren northwest-trending ridge extending from the Wheaton River to Hodnett Lakes. Outcrop is common on steep slopes descending from the rounded ridge top. The effects of local alpine glaciation are evident on the northern side of Pugh Peak, where cirques and tarns are present. The upland portion of Gold Hill is a rolling grassy plain type of environment with outcrop of less than 5%. Consequently most of the geological interpretation is based upon bulldozer trenches to expose bedrock at depths of 2-5 metres.

Southwestern Yukon has a dry sub-arctic climate, locally modified by the Pacific Ocean. Summer temperatures average 12oC and annual precipitation totals 40 cm. The exploration season lasts from May until October.

Vegetation in the upland consists of dwarf grasses, moss and lichen. Timber is restricted to the main valleys at elevations below 1,200 metres.

Peek  Claim  Status

The Peek claims are located in the Whitehorse Mining District of Yukon Territory. The property consists of 8 claims as detailed in Table 1 of this report. Claims such as these are administered under the provisions of the Yukon Quartz Mining Act (YQMA) by the supervising mining recorder located in Whitehorse. An annual exploration expenditure of $100 per claim is required by the YQMA to maintain the claims in good standing. Alternatively an annual payment of $100 per claim in lieu of work is sanctioned by the YQMA to maintain claims in good standing.


================================================================================
                                   TABLE  1
================================================================================
                                  CLAIM  STATUS
================================================================================

 Claim  Name                      Grant  Numbers      Current  Expiry  Date
 PEEK  1-8                        YC  19158  -  165   August  19,  2003
================================================================================

Geological  Report

In June, 2002, we hired Mr. W. Timmins, P.Eng to provide an initial Geological Report on the Peek Claims. Mr. Timmins has 39 years experience as a consulting geologist. He graduated from the Provincial Institute of Mining in Haileybury, Ontario, Canada in 1956 and attended Michigan Technological University from 1962-1965. He has been a licensed professional Engineer (Geology) in British


Columbia since 1969. The purpose of this report was to evaluate the area of the claim group, and the prior exploration work conducted on the claims, and to recommend an exploration program. Mr. Timmins is familiar with the Peek claims having consulted on exploration programs conducted there during the 1980's and visited the property in 1999 and 2001.

Based upon conclusions in Mr. Timmins' report, we believe that the Peek Claims may have the potential to host two or more high grade gold silver occurrences.

The claims cover occurrences of gold and silver mineralization. Previous exploration by other groups at Peek 1-8 includes soil geochemical and electromagnetic geophysical surveys, geological mapping, bulldozer and blast trenching and underground drifting. The Peek claims are considered to represent a geological environment permissive to contain possible gold-silver occurrences.

Mr. Timmins recommended an initial two phase exploration program consisting of a geological review of prior work on the Peek Claims and detailed geophysical surveys utilizing new and more sensitive geophysical techniques to enhance the data that currently exists on the claims. Subject to successful completion of the initial two phase program, Mr. Timmins recommends a further program consisting of 1200 meters (approximately 3,000 feet) of diamond drilling.

The  recommended  budget  for  the  program  is  as  follows:


                                                                      US$
Phase  I          Geological  Review                              $   5,000
                                                                  ---------
                  Phase  I  Total                                 $   5,000



Phase  II         Geophysical  Surveying                          $  10,000
                                                                  ---------
                  Phase  I&II  Total                              $  15,000

Phase  III        Will  be  based  on  the results of Phases I and II and will include diamond drilling. The full scope and cost of this phase will not be known until the completion of the previous work.

The  Recommended  Budget  includes provision for mobilization and support costs.

Compliance  with  Government  Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Yukon Territory. In addition, if we progress to the production phase, production of minerals in the Yukon Territory will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Yukon Territory, Canada, is the Minerals Management Branch of the Yukon Department of Energy Mines and Resource.

The Minerals Management Branch manages the development of the Yukon Territory's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Minerals Management Branch regulates and inspects the exploration and mineral production industries in the Yukon Territory to protect workers, the public and the environment.

The material legislation applicable to Texada and its subsidiary is the Yukon Quartz Mining Act, administered by the Minerals Management Branch.

The Yukon Quartz Mining Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral titles in the Yukon Territory. The Yukon Quartz Mining Act also governs the issuance of quartz mining licences which are long term licences to produce minerals.

All mineral exploration activities carried out on a mineral claim or mining lease in the Yukon must be in compliance with the Yukon Quartz Mining Land Use Regulations. The Yukon Quartz Mining Land Use Regulations applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Also, the Yukon Quartz Mining Land Use Regulations contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our Phase I and II programs do not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended two phases described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.


Employees

We have no employees as of the date of this prospectus other than our sole officer. We conduct our business largely through agreements with consultants and arms-length third parties.

Research  and  Development  Expenditures

We have not incurred any research or development expenditures since our incorporation.


Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.

Reports  to  Security  Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of Texada Corporation's electronic filings. We plan to register as a reporting company under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.


                               Plan of Operations

Our business plan is to proceed with the exploration of the Peek Claims to determine whether there are commercially exploitable reserves of gold and silver or other metals. We have decided to continue with phase two of the exploration program recommended as a result of the findings of Phase one. Phase two of the recommended geological exploration program will cost approximately $10,000. We had $104,002 in cash reserves as of November 30, 2002. Accordingly, we are able to proceed through phase two of the exploration program without additional financing.

Once we receive results from the phase two exploration program, we will assess whether to proceed to any further exploration phases. In making this determination, we will make an assessment as to whether the results from these phases one and two are sufficiently positive to enable us to obtain the financing necessary to proceed. This assessment will include an assessment of our cash reserves after the completion of phase two, the price of minerals and the market for financing of mineral exploration projects at the time of our assessment.

During this exploration stage, our president will only be devoting approximately five hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work is being performed by outside consultants. If, however, the demands of our business require more business time of Mr. Branson, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business. However, Mr. Branson may not be able to devote sufficient time to the management of our business, as and when needed.

We have sufficient cash reserves to proceed through the second phase of our exploration program. The anticipated cost of the second phase of the exploration program is $10,000. Further exploration work, however, may require additional funding in the event that our current cash on hand is insufficient for any additional work proposed. In the event that we shall require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:

1. $10,000 in connection with the completion of the second phase of our recommended geological work program;

2. $40,000 for operating expenses, of this amount we plan to spend approximately $30,000 on general, legal, accounting and administrative expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;

We had cash in the amount of $104,002 as of November 30, 2002. Our total expenditures over the next twelve months are anticipated to be approximately $50,000. We do not have plans to purchase any significant equipment or change the number of our employees during the next twelve months. After that twelve months is up, we may need to obtain additional financing for any operational or exploratory expenses.

Results  of  Operations  For  Period  Ending November,  2002

We did not earn any revenues during the period ending November 30, 2002. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $25,360 for the period from inception to November 30, 2002. These operating expenses included: (a) payment of $10,000 in connection with our acquisition of the Peek Claims and exploration costs in connection with the Peek Claims; (b) office related fees in the amount of $1,411; and (c) professional fees in the amount of $13,949 in connection with our corporate organization. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our completion of phase two of our geological exploration program and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.

We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.


Liquidity  and  Capital  Resources


We had cash of $104,102 as of November 30, 2002, and had working capital of $100,740 as of November 30, 2002.


We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

                             Description of Property

We have a 100% interest in the Peek Claims. We do not own any property other than our interest in the Peek Claims.

The Company's sole director and officer currently provides office space in this home at 220 East 12th Street, Suite 201, North Vancouver, British Columbia V7L 2J6 at no cost to the Company.

                 Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

     -    Any  of  our  directors  or  officers;
     -    Any  person  proposed  as  a  nominee  for  election  as  a  director;
     - Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
     -    Any  of  our  promoters;
     - Any relative or spouse of any of the foregoing persons who has the same house as such person.


            Market For Common Equity And Related Stockholder Matters

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had thirty-seven (37) registered shareholders.

Rule  144  Shares

A total of 6,000,000 shares of our common stock will be available for resale to the public after November 1, 2003 and 6,000,000 shares of our common stock will be available for resale to the public on or about May 31, 2004, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 120,000 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 6,000,000 of the total shares that may be sold pursuant to Rule 144 after November 1, 2003.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.


                             Executive Compensation

Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer for all services rendered in all capacities to us for the fiscal period ended November 30, 2002.


--------------------------------------------------------------------------------
                   Annual Compensation        Long Term Compensation
                   -------------------        ---------------------------
                                         Other                             All
                                         Annual                            Other
                                         Com-                              Com-
                                         pen-   Restricted                 pen-
                                         sa-    Stock   Options/*  LTIP    sa-
Name     Title      Year   Salary  Bonus tion   Awarded SARs(#) payouts($) tion
----     -----      -----  ------  ----- ------ ------- ------- ---------  -----
Marc     President,  2001     $0     0     0       0      0        0         0
Branson* Secretary,
         Treasurer
         and
         Director
--------------------------------------------------------------------------------




Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended November 30, 2002. We have also not granted any stock options to the executive officers since November 30, 2002.

                              Financial Statements

Index  to  Financial  Statements:

1.   Auditors'  Report;

2. Audited Consolidated Financial Statements for the period ending November 30, 2002, including:

     a.   Consolidated  Balance  Sheet  as  at  November  30,  2002;

     b. Consolidated Statement of Loss and Deficit for the period ending November 30, 2002;

     c. Consolidated Statement of Cash Flows for the period ending November 30, 2002;

     d. Consolidated Statement of Stockholders' Equity for the period ending November 30, 2002; and

     e.   Notes  to  Consolidated  Financial  Statements.


                  Changes In And Disagreements With Accountants

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy
                             ------------------
statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                              TEXADA VENTURES INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                           NOVEMBER 30, 2002 AND 2001
                            (Stated in U.S. Dollars)

                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS




                                AUDITORS' REPORT




To the Director
Texada Ventures Inc.
(An exploration stage company)


We have audited the balance sheets of Texada Ventures Inc. (an exploration stage company) as at November 30, 2002 and 2001, and the statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the year ended November 30, 2002, and for the period from October 17, 2001 (date of inception) to November 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2002 and 2001, and the results of its operations and cash flows for the year ended November 30, 2002 and for the period from October 17, 2001 (date of inception) to November 30, 2001, in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company incurred a net loss of $25,360 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver,  Canada                                   /s/ Morgan  &  Company
January  7,  2003                                    Chartered  Accountants


Tel: (604) 687-5841           MEMBER OF            P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075             ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com          INTERNATIONAL               Vancouver, B.C.  V7Y 1A1

                              TEXADA VENTURES INC.
                         (An Exploration Stage Company)

                                 BALANCE SHEETS
                            (Stated in U.S. Dollars)


---------------------------------------------------------------
                                               NOVEMBER 30
                                             2002       2001
---------------------------------------------------------------

ASSETS

Current
  Cash                                      $104,002   $ 3,556

Mineral Property Interest (Note 3)                 -         -
                                            -------------------
                                            $104,002   $ 3,556
===============================================================

LIABILITIES

Current
  Accounts payable                          $  1,594   $   285
  Loan payable (Note 4)                        1,768     1,525
                                            -------------------
                                               3,362     1,810
                                            -------------------

SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    100,000,000 common shares with
      a par value of $0.001 per share
    100,000,000 preferred shares with
      a par value of $0.001 per share

  Issued:
     12,000,000 common shares
       at November 30, 2002 and
      6,000,000 common shares at
        November 30, 2001                     12,000     6,000

  Additional paid-in capital                 114,000         -

Deficit Accumulated During
 The Exploration Stage                       (25,360)   (4,254)
                                            -------------------
                                             100,640     1,746
                                            -------------------

                                            $104,002   $ 3,556
===============================================================

                              TEXADA VENTURES INC.
                         (An Exploration Stage Company)

                         STATEMENTS OF LOSS AND DEFICIT
                            (Stated in U.S. Dollars)




------------------------------------------------------------------------------
                                                     PERIOD FROM  PERIOD FROM
                                                      INCEPTION    INCEPTION
                                            YEAR      OCTOBER 17   OCTOBER 17
                                            ENDED       2001 TO      2001 TO
                                         NOVEMBER 30  NOVEMBER 30  NOVEMBER 30
                                            2002         2001         2002
------------------------------------------------------------------------------

Expenses
  Mineral property acquisition payment    $         -  $    2,500  $ 2,500
  Professional fees                            12,219       1,730   13,949
  Office and sundry                             1,387          24    1,411
  Exploration costs                             7,500           -    7,500
                                          --------------------------------
Net Loss For The Year                          21,106       4,254  $25,360
                                                                   =======

Deficit Accumulated During The
Exploration Stage, Beginning Of Year            4,254           -
                                          -----------------------

Deficit Accumulated During The
Exploration Stage, End Of Year            $    25,360  $    4,254
=================================================================

Basic And Diluted Loss
 Per Share                                $      0.01  $     0.01
=================================================================


Weighted Average Number
Of Shares Outstanding                      10,057,582   4,090,909
=================================================================

                              TEXADA VENTURES INC.
                         (An Exploration Stage Company)

                            STATEMENTS OF CASH FLOWS
                            (Stated in U.S. Dollars)



------------------------------------------------------------------------------
                                                     PERIOD FROM  PERIOD FROM
                                                      INCEPTION    INCEPTION
                                            YEAR      OCTOBER 17   OCTOBER 17
                                            ENDED       2001 TO      2001 TO
                                         NOVEMBER 30  NOVEMBER 30  NOVEMBER 30
                                            2002         2001         2002
------------------------------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the year                  $(21,106)    $(4,254)     $(25,360)

Adjustments To Reconcile
 Net Loss To Net Cash Used
 By Operating Activities
  Change in accounts payable                1,309         285         1,594
                                         -----------------------------------
                                          (19,797)     (3,969)      (23,766)
                                         -----------------------------------

Cash Flows From Financing Activities
  Issue of share capital                  120,000       6,000       126,000
  Change in loan payable                      243       1,525         1,768
                                         -----------------------------------
                                          120,243       7,525       127,768
                                         -----------------------------------

Increase In Cash                          100,446       3,556       104,002

Cash, Beginning Of Year                     3,556           -             -
                                         -----------------------------------

Cash, End Of Year                        $104,002     $ 3,556      $104,002
============================================================================

                              TEXADA VENTURES INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                NOVEMBER 30, 2002
                            (Stated in U.S. Dollars)




                                 COMMON STOCK              DEFICIT
                         ------------------------------  ACCUMULATED
                          NUMBER OF          ADDITIONAL  DURING THE
                           COMMON      PAR    PAID IN    EXPLORATION
                           SHARES     VALUE   CAPITAL       STAGE     TOTAL
                         ---------------------------------------------------
Shares issued for cash
 at $0.001                6,000,000  $ 6,000  $      -  $      -   $  6,000
Net loss for the period           -        -         -    (4,254)    (4,254)
                         ---------------------------------------------------
Balance, November
 30, 2001                 6,000,000    6,000         -    (4,254)     1,746

Shares issued for
 cash at $0.02            6,000,000    6,000   114,000         -    120,000
Net loss for the year             -        -         -   (21,106)   (21,106)
                         ---------------------------------------------------

Balance, November
 30, 2002                12,000,000  $12,000  $114,000  $(25,360)  $100,640
                         ===================================================

                              TEXADA VENTURES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           NOVEMBER 30, 2002 AND 2001
                            (Stated in U.S. Dollars)



1.     OPERATIONS

Organization

The  Company  was  incorporated  in  the State of Nevada, U.S.A., on October 17,
2001.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $25,360 for the period from October 17, 2001 (inception) to November 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                              TEXADA VENTURES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           NOVEMBER 30, 2002 AND 2001
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

a)     Mineral Property Acquisition Payments and Exploration Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

b)     Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c)     Foreign Currency Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)     monetary  items  at  the  rate  prevailing  at  the  balance  sheet date;
ii)    non-monetary  items  at  the  historical  exchange  rate;
iii) revenue and expense at the average rate in effect during the applicable accounting period.

d)     Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                              TEXADA VENTURES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                           NOVEMBER 30, 2002 AND 2001
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)     Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At November 30, 2002, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


3.     MINERAL PROPERTY INTEREST

Pursuant to an agreement, dated November 2, 2001, the Company acquired a 100% interest in seven mineral claims located in the Whitehorse Mining District, Yukon Territory, Canada for cash consideration of $2,500.


4.     RELATED PARTY TRANSACTION

The loan payable in the amount of $ 1,768 (2001 - $1,525) is owing to a director and officer of the Company.

                                     Part II

                   Information Not Required In The Prospectus

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such  indemnification  is  expressly  required  to  be  made  by  law;
     (2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such  indemnification  is  required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee  $     16.56
Federal  Taxes                                            $       NIL
State  Taxes  and  Fees                                   $       NIL
Transfer  Agent  Fees                                     $  1,000.00
Accounting  fees  and  expenses                           $  2,000.00
Legal  fees  and  expenses                                $ 25,000.00
Miscellaneous                                             $       NIL
                                                          ------------
Total                                                     $ 28,016.56
                                                          ============

--------------------------------------------------------------------------------

All  amounts  are  estimates,  other  than  the  Commission's  registration fee.


We  are  paying  all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

We issued 6,000,000 shares of common stock on November 1, 2001 to Mr. Marc Branson, our president, secretary and treasurer. Mr. Branson acquired these shares at a price of $0.001 per share. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We completed an offering of 6,000,000 shares of our common stock at a price of $0.02 per share to a total of thirty-six purchasers on May 31, 2002. The total amount we received from this offering was $120,000. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item  27.  Exhibits

Exhibit
Number      Description
-------------------------------------------------------------------------
  3.1       Articles  of  Incorporation
  3.2       Amended  By-Laws
  5.1       Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use
 10.1       Mineral  Claim  Purchase  Agreement
 23.1       Consent  of  Morgan  &  Company,  Chartered  Accountants
 23.2       Consent  of  W.  Timmins,  Consulting  Geologist


Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.


2.   That,  for  the  purpose  of determining any liability under the Securities

     Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on April 9, 2003.

                    TEXADA  CORPORATION

                                   By:
                                         /s/ Marc  Branson
                                        _________________________
                                        Marc  Branson,  President,
                                        Principal  Financial  Officer,
                                        Principal  Accounting  Officer,
                                        Sole  Director



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